EXHIBIT 21


                      SUBSIDIARIES OF THACKERAY CORPORATION


NAME OF CORPORATION                                   STATE OF INCORPORATION
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Wholly-Owned by Thackeray Corporation
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Brennand-Paige Industries, Inc.                       Delaware